                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Intermedia Communications
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           Intermedia Communications
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                  INTERMEDIA
                                COMMUNICATIONS

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1999



To the Stockholders of Intermedia Communications Inc.:

     Notice is Hereby Given that the Annual Meeting of Stockholders of Intermedia Communications Inc. (the "Company") will be held at the Radisson Hotel, 10221 Princess Palm Avenue, Tampa, Florida 33610, on Thursday, May 20, 1999, at 10:30 a.m. Eastern Daylight Savings Time, for the purposes set forth below:

     (1) To elect two directors, each for a term expiring in 2002 or when his successor has been duly elected and qualified;

     (2) To increase the number of shares of Common Stock authorized for issuance under the Company's 1996 Long-Term Incentive Plan from 9,000,000 to 10,000,000 shares;

     (3) To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999; and

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on Tuesday, April 1, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

     MANAGEMENT REQUESTS ALL STOCKHOLDERS TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE. PLEASE DO THIS WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SHOULD YOU ATTEND IN PERSON, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.



                                         By Order of the Board of Directors


                                         Robert M. Manning
                                         Secretary


April 13, 1999

                        INTERMEDIA COMMUNICATIONS INC.

                                PROXY STATEMENT

                             DATED APRIL 13, 1999

                        ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 20, 1999

     The enclosed form of Proxy is solicited by the Board of Directors (the "Board") of Intermedia Communications Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held at the Radisson Hotel, 10221 Princess Palm Avenue, Tampa, Florida 33610, on Thursday, May 20, 1999, at 10:30 a.m. Eastern Daylight Savings Time, and at any and all adjournments thereof (the "Annual Meeting"). The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Stockholders and this Proxy Statement, is being paid by the Company. In addition, the Company may reimburse brokers and other persons holding stock in the name of nominees for their expenses incurred in sending proxy materials to their principals and obtaining their proxies.

     Stockholders of record as of the close of business on April 1, 1999 (the "Record Date"), are the only persons entitled to vote at the Annual Meeting. As of that date, there were issued and outstanding 49,544,004 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), the only securities outstanding of the Company entitled to vote at the Annual Meeting. Each share of Common Stock outstanding entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes (i.e. shares of Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular voting matter) with respect to any proposal are counted as shares represented and voted at the Annual Meeting only for the purpose of determining the number of shares required to approve a proposal. However, shares of Common Stock represented by proxies that withhold authority to vote for a nominee for election as a director (including broker non-votes) will not be counted as a vote represented at the Annual Meeting for the purpose of determining the number of votes required to elect such nominee.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to its exercise by giving written notice of revocation to the Company,
Attention: Secretary, by filing a new written appointment of a proxy with an officer of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual Meeting. UNLESS OTHERWISE SPECIFIED IN THE PROXY (AND EXCEPT FOR BROKER NON-VOTES AS DESCRIBED ABOVE), SHARES REPRESENTED BY EFFECTIVE PROXIES WILL BE VOTED (I) FOR THE ELECTION OF GEORGE F. KNAPP AND PIERCE J. ROBERTS AS CLASS I DIRECTORS, (II) FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER PURSUANT TO AWARDS GRANTED UNDER THE COMPANY'S 1996 LONG-TERM INCENTIVE PLAN,
(III) FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, AND (IV) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

     The Company's principal executive offices are located at 3625 Queen Palm Drive, Tampa, Florida 33619. This Proxy Statement and accompanying form of Proxy will be first mailed to stockholders on or about April 13, 1999. The Annual Report of the Company for the fiscal year ended December 31, 1998, accompanies this Proxy Statement but is not part of the proxy soliciting materials.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     The number of directors is currently set at five. The directors are divided into three classes: Class I, Class II and Class III. The members of each class are elected to serve a three-year term with the terms of office of the Class I, Class II, and Class III directors expiring at the Annual Meeting of Stockholders to be held in1999, 2000, and 2001, respectively, or at such time as each director's successor has been duly elected and qualified. The Board has nominated George F. Knapp and Pierce J. Roberts as Class I directors for election to the Board at the Annual Meeting for a term expiring at the Annual Meeting of Stockholders in 2002, or at such time as his successor has been duly elected and qualified.

     THE BOARD RECOMMENDS A VOTE FOR MR. KNAPP. IT IS INTENDED THAT PROXIES THAT DO NOT WITHHOLD THE AUTHORITY TO VOTE FOR THE NOMINEE WILL BE VOTED FOR THE ELECTION OF MR. KNAPP AS A CLASS I DIRECTOR. The affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is necessary to elect the nominee. If the nominee should become unable or unwilling for any reason before the Annual Meeting to serve as a director, the proxies will be voted for such substitute nominee as may be nominated by the current Board. The Board has no reason to expect that Mr. Knapp will not be a candidate for director at the Annual Meeting.

     THE BOARD RECOMMENDS A VOTE FOR MR. ROBERTS. IT IS INTENDED THAT PROXIES THAT DO NOT WITHHOLD THE AUTHORITY TO VOTE FOR THE NOMINEE WILL BE VOTED FOR THE ELECTION OF MR. ROBERTS AS A CLASS I DIRECTOR. The affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is necessary to elect the nominee. If the nominee should become unable or unwilling for any reason before the Annual Meeting to serve as a director, the proxies will be voted for such substitute nominee as may be nominated by the current Board. The Board has no reason to expect that Mr. Roberts will not be a candidate for director at the Annual Meeting.

     The table below gives certain information concerning the nominees and the other directors:

                                            YEAR FIRST
                                             ELECTED/
                                            NOMINATED        CLASS, NOMINEE OR
NAME                               AGE       DIRECTOR   CONTINUING DIRECTOR AND TERM
----                           -----------  ----------  ----------------------------
David C. Ruberg                    53         1993       Class II Director with term
                                                         expiring in 2000
John C. Baker                      48         1988       Class III Director with
                                                         term expiring in 2001
George F. Knapp                    66         1988       Class I Director nominee for
                                                         term expiring in 2002
Philip A. Campbell                 61         1996       Class II Director with term
                                                         expiring in 2000
Pierce Jackson Roberts, Jr.        52         1998       Class I Director nominee for
                                                         term expiring in 2002

     DAVID C. RUBERG has served as President, Chief Executive Officer and a director of the Company since May 1993, and as Chairman of the Board since March 1994. From September 1991 to May 1993, Mr. Ruberg was an independent consultant to the computer and telecommunications industries. From 1989 to September 1991, Mr. Ruberg served as Vice President and General Manager of the Telecommunications Division and then of the Personal Computer/Systems Integration Division of Data General Corporation, a computer manufacturer. From 1984 to 1989, Mr. Ruberg served as a Vice President of TIE Communications, Inc., a manufacturer of telecommunications equipment.

     JOHN C. BAKER has been a director of the Company since February 1988. Mr. Baker has been a principal of Baker Capital Corp., a multi-national venture capital firm, since October 1995. He was a Senior Vice President of Patricof & Co. Ventures, Inc., a multi-national venture capital firm from 1988 until September 1995. Mr. Baker is currently a director of FORE Systems, Inc., FWT, Inc. and Resources Bancshares Mortgage Group, Inc., all of which are publicly traded corporations.

     PHILIP A. CAMPBELL has been a director of the Company since September 1996. Mr. Campbell retired from Bell Atlantic as director, vice chairman and chief financial officer in 1991. Previously, he was president of New Jersey Bell, Indiana Bell and Bell Atlantic Network Services.

     GEORGE F. KNAPP has been a director of the Company since February 1988. He has been a principal of Communications Investment Group, an investment banking firm, since June 1990. From January 1988 until June 1989, Mr. Knapp was an associate at MBW Management, Inc., a venture capital firm. Prior to that time, he held various executive positions at ITT Corporation and its subsidiaries, most recently as Corporate Vice President of ITT Corporation. Mr. Knapp is currently a member of the Manhattan College Board of Trustees and Chairman of its Finance Committee.

     PIERCE JACKSON ROBERTS, JR. has been a director of the Company since December 1998. From April 1993 to August 1998, Mr. Roberts held various positions at Bear, Stearns & Co. Inc. and most recently was a Senior Managing Director and head of its global telecommunications practice. From December 1990 to April 1993, Mr. Roberts was a Managing Director at The Blackstone Group. Prior to that, Mr. Roberts held various positions at BellSouth. Mr. Roberts is also a certified public accountant.

MEETINGS AND COMMITTEES OF THE BOARD

     During 1998, the Board held seven meetings and took several actions by unanimous written consent. All of the directors were in attendance at more than 75% of the meetings of the Board as well as all meetings of each committee of the Board on which they served. The Board has an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee"); the Board does not have a nominating committee.

     The Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the recommendation to the Board as to the selection of the Company's independent auditors, the scope of the annual audit procedures, general accounting policy matters and the performance of the Company's independent auditors. The Audit Committee is currently comprised of Messrs. Knapp and Campbell. During 1998, the Audit Committee held four meetings.

     The Compensation Committee reviews and approves executive compensation policies and practices, reviews salaries and bonuses for certain officers of the Company, administers the Company's 1992 Stock Option Plan, the Long-Term Incentive Plan, and considers other matters referred to it by the Board. The Compensation Committee is comprised of Messrs. Baker and Knapp. During 1998, the Compensation Committee held sixteen meetings.

COMPENSATION OF DIRECTORS

     Each year, directors who are not employees of the Company receive options to purchase Common Stock pursuant to the Company's 1996 Long-Term Incentive Plan (the "Long-Term Incentive Plan"). Each member of the Board who is not, on the date on which any option is to be granted to such member, an employee will be granted options in accordance with the formula specified within the Long-Term Incentive Plan. Options granted pursuant to the formula expire and cease to be of any force or effect on the earlier of the fifth anniversary of the date any such option was granted or the first anniversary of the date on which an optionee ceases to be a member of the Board. The directors who are not employees of the Company were granted the following options in 1998: in May 1998, Messrs. Knapp and Baker were granted options to purchase 2,000 shares of Common Stock at an exercise price of $37.875 per share, in September 1998, Mr. Campbell was granted an option to purchase 2,000 shares of Common Stock at an exercise price of $22.75 per share, and in December 1998, Mr. Roberts was granted options to purchase 2,000 and 20,000 shares of Common Stock at an exercise price of 14.5625 per share, in each case the fair market value per share of the Common Stock on the grant date.

     Each director who is not also an employee of the Company receives a $12,000 annual retainer, $1,000 for each meeting (or $500 for each telephonic conference meeting) of the Board attended and $1,000 for each committee meeting (or $500 for each telephonic conference meeting) attended. All directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attending meetings of the Board.

                              EXECUTIVE OFFICERS

     The names of the current executive officers of the Company together with certain biographical information for each of them is set forth below:

NAME                  AGE                            POSITION
---                   ---                            --------
David C. Ruberg        53     Chairman of the Board, President and Chief Executive Officer
Alfred G. Binford      38     Senior Vice President, Customer Service Delivery & Operations
Richard J. Buyens      42     Senior Vice President, Sales
Trevor Dignall         51     Senior Vice President, Human Resources
James F. Geiger        40     Senior Vice President, Chief Marketing Officer
Patricia A. Kurlin     44     Senior Vice President, General Counsel
Robert M. Manning      39     Senior Vice President, Chief Financial Officer
Richard Marchant       42     Senior Vice President, Engineering

     DAVID C. RUBERG has served as President, Chief Executive Officer and a director of the Company since May 1993, and as Chairman of the Board since March 1994. From September 1991 to May 1993, Mr. Ruberg was an independent consultant to the computer and telecommunications industries. From 1989 to September 1991, Mr. Ruberg served as Vice President and General Manager of the Telecommunications Division and then of the Personal Computer/Systems Integration Division of Data General Corporation, a computer manufacturer. From 1984 to 1989, Mr. Ruberg served as a Vice President of TIE Communications, Inc., a manufacturer of telecommunications equipment. Mr. Ruberg received his B.A. in mathematics from Middlebury College and his M.S. in computer science from the University of Michigan.

     ALFRED G. BINFORD has served as Senior Vice President, Customer Service Delivery & Operations of the Company since March of 1999. From February 1995 to March 1999, Mr. Binford was President and CEO of Bell Atlantic Communications, a wholly owned subsidiary of Bell Atlantic. Mr. Binford held the position of Vice President Corporate Marketing at Bell Atlantic from 1994 to February 1995.
Prior to joining Bell Atlantic, Mr. Binford held a variety of positions at AT&T between 1983 and 1994. Mr. Binford holds a BS in Business Management and Economics from State University of New York and an MBA in Marketing from Fairleigh Dickerson University.

     RICHARD J. BUYENS has served as Senior Vice President, Sales of the Company since January 1999. Prior to joining the Company, Mr. Buyens worked for AT&T for 18 years where he held a variety of positions including head of AT&T's Eastern Region Sales organization and Chief Financial Officer for AT&T's Commercial Markets. Mr. Buyens holds a B.S. in Marketing and an MBA in Finance from Northern Illinois University.

     TREVOR DIGNALL has served as Senior Vice President, Human Resources of the Company since April 1998. From December 1996 to January 1998, Mr. Dignall served as Senior Vice President of Human Resources & Administration for Cablevision Systems Corporation in New York. From February 1995 to December 1996, Mr. Dignall served as Vice President of Human Resources and Business Logistics for Wickes Lumber. Prior to that, Mr. Dignall worked for Federal Express for 14 years where he held various human resource positions including Head of Human Resources for the worldwide logistic division. Educated in the United Kingdom at the University of Staffordshire, Mr. Dignall graduated with a degree in ceramic technology and business studies.

     JAMES F. GEIGER has served as Senior Vice President of the Company since August 1995 and in August 1998 added the title of Chief Marketing Officer of the Company. Mr. Geiger served as the Vice President of Alternate Channel Sales from March 1995 through August 1995 and as the President of FiberNet USA, Inc. ("FiberNet"), a company acquired by Intermedia in 1995, since its inception. Mr. Geiger was one of the founding principals of FiberNet, initially serving as Vice President of Sales and Marketing and subsequently serving as President. From April 1989 to April 1990, Mr. Geiger served as Director of Marketing for Associated Communications, a cellular telephone company. Mr. Geiger received his B.S. degree from Clarkson University in accounting.

     PATRICIA A. KURLIN has served as Senior Vice President, General Counsel of the Company since December 1998 and served as Vice President, General Counsel from June 1996 through December 1998. From September 1995 until June 1996, Ms. Kurlin served as Corporate Counsel. Ms. Kurlin served as Director of Governmental and Legal Affairs at the Company from September 1993 to September 1995. Ms. Kurlin was a Senior Telecommunications Attorney at the Florida Public Service Commission from May 1990 to September 1993. Ms. Kurlin received her J.D. from Florida State University and a B.S. degree from the University of South Florida.

     ROBERT M. MANNING has served as Senior Vice President, Chief Financial Officer of the Company since September 1996. Mr. Manning joined the Company from DMX Inc., a Los Angeles-based cable programmer, where he was Executive Vice President, Senior Financial Executive and a director of DMX-Europe from October 1991 to September 1996. Prior to his tenure at DMX, Inc., Mr. Manning spent ten years in the investment banking field in corporate finance and mergers and acquisitions, most recently with Oppenheimer and Co., Inc. as Vice President, Corporate Finance, managing their Entertainment/Leisure Time Group from October 1988 to October 1991. Mr. Manning is a graduate of Williams College.

     RICHARD W. MARCHANT has served as Senior Vice President, Engineering of the Company since March of 1999 and has served as Vice President, Engineering from October 1998 through March 1999. Prior to joining the Company, Mr. Marchant worked for British Telecom for 25 years where he was responsible for strategic network planning including the introduction of international ISDN services, GSM and new carrier services. He was a key member that formed Concert with MCI in 1993, and led Concert's engineering efforts in the US until October 1998. From 1988 to 1996, Mr. Marchant was Chairman of ITU committee WPII/1 and was responsible for international standards for numbering, routing, and interworking. Mr. Marchant holds a BA in Applied Math and Physics from Open University, Milton Keynes, UK

     No family relationship exists between any of the directors and executive officers of the Company.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

     The Compensation Committee is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chairman of the Board and Chief Executive Officer and each of the other officers of the Company.

     The Company's executive compensation programs are designed to enhance the value of the Company to stockholders and bondholders. This is accomplished through policies and practices which facilitate the achievement of the Company's performance objectives, provide compensation that will attract and retain the superior talent required by the Company's aggressive goals, and align the officers' interests with the interests of stockholders.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the telecommunications industry, as well as with a broader group of companies of comparable size and complexity. The Compensation Committee uses its discretion to set individual executive compensation at levels warranted in its judgment by industry practice, company performance, individual performance, and internal equity. It is the Company's philosophy to target annual cash compensation in the average range and total compensation in the third quartile as compared to industry practice.

Executive Compensation Program

     The Company's executive compensation program is comprised of base salary, annual cash incentive compensation, stock options, restricted stock awards and various benefits (including medical insurance and a 401K plan) generally available to all employees of the Company.

     Base Salary

     Base salary ranges for the Company's officers are set relative to companies in the telecommunications industry and other similar companies. In determining actual salaries, the Compensation Committee takes into account individual responsibilities, experience, performance and specific issues particular to the Company.

     Consistent with past practice, at the direction of the Compensation Committee, the Company's Human Resources department, with the assistance of an outside consultant firm (collectively, the "HR Group"), evaluated the salary range for each officer's position. The HR Group surveyed the compensation practices of telecommunications companies with business lines comparable to those of the Company and a broader sample of high growth, technology companies with comparable current and projected revenues. The Compensation Committee determined that individual officers' salaries should be targeted within a range of 20% above and below the average salary for officers in comparable positions within the industry, based on the experience and performance of the officer. After reviewing the results of these surveys and the individual performance of officers, the Compensation Committee recommended, and the Board approved, base salary increases for the Company's officers in line with the aforementioned guidelines.

     Annual Bonus

     To provide the Company's officers and other key employees with direct financial incentives to achieve the Company's annual and long-range goals, the Board currently maintains a performance based incentive compensation program for officers and other key employees. Early in each fiscal year, the Compensation Committee sets a target bonus for each officer. The Compensation Committee approves several shared corporate objectives, individual objectives, and targets for each objective for each officer. The achievement of these objectives determines the officer's eligibility to receive the target bonus.

     In 1998, three equally weighted objectives were defined for every officer. They were (1) achieve or exceed planned revenue growth; (2) achieve or exceed planned EBITDA and (3) achieve or exceed planned "access line equivalent" installations.

     Based on 1998 actual results, the Compensation Committee determined to what degree the corporate and individual objectives had been met. Although many individual officers objectives were achieved at varying performance levels, the corporate objectives were not and therefore only two officers received bonuses for 1998.

     Stock Option Program

     The Company's 1992 Stock Option Plan and the Long-Term Incentive Plan (collectively, the "Plans") seek to align the long-term interests of officers, employees, directors, and consultants with the interests of stockholders. The Plans are designed to create a strong and direct link between compensation and stockholder return and to enable officers, employees, and directors to develop and maintain a significant, long-term ownership position in the Company. The Plans contribute to the Company's ability to attract and retain the best available personnel. They also provide additional incentive to officers, employees, directors and consultants to exert their maximum efforts toward the success of the Company.

     During 1998, the Board granted options to officers, employees, consultants, and directors to purchase an aggregate of 3,030,810 shares of Common Stock, of which options to purchase 285,000 shares were granted to officers. In recommending option grants for officers, the Compensation Committee was guided by the number of options required to attract and retain officers with the talent, experience and skill required to help the Company achieve its goals and to insure that the interests of these officers are aligned with those of the stockholders. In granting options to existing officers, the Committee considered the industry practices for similar positions, each officer's individual performance, level of responsibility, contribution to the Company's performance and the number of options previously granted to each officer.

     Chief Executive Officer Compensation

     Consistent with past practice, at the direction of the Compensation Committee, the HR Group performed a detailed evaluation of Mr. Ruberg's compensation. This evaluation analyzed compensation of chief executive officers of telecommunications companies with business lines comparable to those of the Company and high growth technology companies with comparable current and projected revenues. After reviewing the results of this evaluation, the performance of the Company under Mr. Ruberg's leadership, and the Company's aggressive plans for growth, the Compensation Committee recommended, and the Board approved, an increase of Mr. Ruberg's base salary to $450,000 , effective January 1, 1999. This increase places Mr. Ruberg's salary at well below the median level for comparable positions within the surveyed companies. Mr. Ruberg's base salary for 1998 was $400,000 per annum.

     Based on 1998 performance, the Compensation Committee recommended, and the Board approved, that Mr. Ruberg not receive any incentive compensation bonus for 1998.

     The Compensation Committee believes that Mr. Ruberg's compensation package is in line with industry and market size standards and appropriate in light of his past performance and the Company's aggressive plans for growth.



                                    John C. Baker
                                    George F. Knapp

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three years awarded to or earned by the Chief Executive Officer and certain other executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                ANNUAL COMPENSATION                            COMPENSATION AWARDS
                                -------------------                            -------------------
                                                                          RESTRICTED     SECURITIES
                                                          OTHER ANNUAL      STOCK        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL                   SALARY   BONUS(1)    COMPENSATION      AWARDS         OPTIONS       COMPENSATION
POSITION                     YEAR     ($)       ($)           ($)            ($)             (#)             ($)
--------                     ----     ---       ---           ---            ---             ---             ---
David C. Ruberg              1998   400,000   275,000         (2)             --              --            9,273(4)
 Chairman of the Board,      1997   310,000   580,000         (2)             --         400,000            4,750(4)
 Chief Executive Officer,    1996   275,000    67,500         (2)      2,975,000(3)           --            4,875(4)
 & President

Trevor Dignall(11)           1998   136,009                   (2)             --         150,000          126,533(12)
 Senior Vice President,
 Human Resources

James F. Geiger              1998   225,000    143000         (2)                         30,000            3,322(4)
 Senior Vice President,      1997   175,000    97,000         (2)        780,000(5)       80,000(6)         3,521(4)
 Chief Marketing Officer     1996   150,000    29,750         (2)             --          30,000            2,850(4)

Patricia A. Kurlin           1998   174,913    47,360         (2)             --          55,000            2,066(4)
 Senior Vice President,      1997   126,667    23,000         (2)             --          10,000              414(4)
  General Counsel            1996    88,750    29,000         (2)             --          30,000               --

Robert M. Manning            1998   240,000   220,000         (2)                         50,000            2,252(4)
 Senior Vice President,      1997   200,000    35,000         (2)        780,000(8)      210,000(9)         1,500(4)
 Chief Financial             1996    65,000        --         (2)      1,076,250(10)     170,000               --
 Officer(7)

Robert A. Rouse (13)         1998   260,000   254,000         (2)             --              --           10,138(4)
                             1997   220,000    79,000         (2)      1,300,000(14)     240,000(15)           --
                             1996    43,542        --         (2)        577,500(16)     200,000               --

(1) Bonus figures represent amounts paid during listed fiscal year for prior fiscal year performance.

(2) The amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported during 1998, 1997 or 1996.

(3) The dollar amount listed represents the closing market price on the date of grant ($7.4375) multiplied by the number of shares awarded. On January 26, 1996, Mr. Ruberg was granted a contingent restricted stock award (an "Award") under the Company's Long-Term Incentive Plan covering 400,000 shares of Common Stock (the "Restricted Shares"). During 1996, each of the three distinct thresholds specified in the award were achieved, and the shares were subsequently issued. On May 22, 1996, 133,334 Restricted Shares were issued, which vest in equal increments of 2,222 shares per month over the five-year period subsequent to May 22, 1996. On July 3, 1996, 133,334 Restricted Shares were issued, which vest in equal increments of 2,222 shares per month over the five-year period subsequent to July 3, 1996. On September 13, 1996, 133,332 Restricted Shares were issued, which vest in equal increments of 2,222 shares per month over the five-year period subsequent to September 13, 1996. All Restricted Shares vest only if Mr. Ruberg is still an employee of the Company on each vesting date. Dividends will be payable on the Restricted Shares only to the extent that dividends are payable on the shares of Common Stock. In December 1998, the Compensation Committee reevaluated the restricted share agreements of Mr. Ruberg. Beginning on January 1, 1999, the restricted stock awards to Mr. Ruberg will vest in quarterly installments 45 days after the end of each fiscal quarter over a 20 year period. There will be an acceleration in the vesting upon the attainment of certain goals. The Restricted Shares also become fully vested upon the occurrence of a change of control. As of December 31, 1998, the aggregate value of the Restricted Shares (including unvested Restricted Shares) was $5,934,000.

(4) Consists of contributions made by the Company to Messrs. Ruberg's, Geiger's, Manning's, Rouse's, and Ms. Kurlin's 401(k) plans.

(5)  Mr. Dignall joined the Company in April 1998.

(6) Consists of reimbursement in the amount of $123,157.39 by the Company to Mr. Dignall of his relocation expenses and contributions made by the Company to Mr. Dignall's 401(k) plan.

(7) The dollar amount listed represents the closing market price on the date of the grant ($13.000) multiplied by the number of shares awarded. On May 21, 1997 Mr. Geiger was granted a contingent restricted stock award (the "Geiger Award") under the Long-Term Incentive Plan covering 60,000 shares of Common Stock (the "Geiger Restricted Shares"). During 1997, the threshold specified in the Geiger Award was achieved, and the shares were subsequently issued. On August 26, 1997 60,000 Geiger Restricted Shares were issued, which vest in equal increments of 1,000 shares per month over the five year period subsequent to August 26, 1997. All Geiger Restricted Shares vest only if Mr. Geiger is still an employee of the Company on each vesting date. Dividends will be payable on the Geiger Restricted Shares only to the extent that dividends are payable on the shares of Common Stock. In December 1998, the Compensation Committee reevaluated the restricted share agreements of Mr. Geiger. Beginning on January 1, 1999, the restricted stock awards to Mr. Geiger will vest in quarterly installments 45 days after the end of each fiscal quarter over a 20 year period. There will be an acceleration in the vesting upon the attainment of certain goals. The Geiger Restricted Shares also become fully vested upon the occurrence of a change of control. As of December 31, 1998, the aggregate value of the Geiger Restricted Shares (including unvested Geiger Restricted Shares) was $948,750.

(8) Includes options to purchase 30,000 shares of Common Stock which had been granted to Mr. Geiger in a prior year and which originally were exercisable at an exercise price of $15.3437 per share. On May 21, 1997 the Company repriced the exercise price for options to purchase 1,187,900 shares, including these options, at $12.9375 per share, which was the market price of the Common Stock at the date of the re-pricing.

(9)  Mr. Manning joined the Company in September 1996.

(10) The dollar amount listed represents the closing market price on the date of the grant ($13.000) multiplied by the number of shares awarded. On May 21, 1997 Mr. Manning was granted a contingent restricted stock award (the "Manning One Award") under the Long-Term Incentive Plan covering 60,000 shares of Common Stock (the "Manning One Restricted Shares"). During 1997, the threshold specified in the Manning One Award was achieved, and the shares were subsequently issued. On August 26, 1997 60,000 Manning One Restricted Shares were issued, which vest in equal increments of 1,000 shares per month over the five year period subsequent to August 26, 1997. All Manning One Restricted Shares vest only if Mr. Manning is still an employee of the Company on each vesting date. Dividends will be payable on the Manning One Restricted Shares only to the extent that dividends are payable on the shares of Common Stock. In December 1998, the Compensation Committee reevaluated the restricted share agreements of Mr. Manning. Beginning on January 1, 1999, the restricted stock awards to Mr. Manning will vest in quarterly installments 45 days after the end of each fiscal quarter over a 20 year period. There will be an acceleration in the vesting upon the attainment of certain goals. The Manning One Restricted Shares also become fully vested upon the occurrence of a change of control. As of December 31, 1998, the aggregate value of the Manning One Restricted Shares (including unvested Manning One Restricted Shares) was $776,250.

(11) Includes options to purchase 170,000 shares of Common Stock which had been granted to Mr. Manning in a prior year and which originally were exercisable at an exercise price of $15.1875 per share. On May 21, 1997 the Company repriced the exercise price for options to purchase 1,187,900 shares, including these options, at $12.9375 per share, which was the market price of the Common Stock at the date of the re-pricing.

(12) The dollar amount listed represents the closing market price on the date of the grant ($15.375) multiplied by the number of shares awarded. On August 27, 1996 Mr. Manning was granted a contingent restricted stock award (the "Manning Two Award") under the Long-Term Incentive Plan covering 70,000 shares of Common Stock (the Manning Two Restricted Shares"). During 1997, the threshold specified in the Manning Two Award was achieved, and the shares were subsequently issued. On July 8, 1997 70,000 Manning Two Restricted Shares were issued, which vest in equal increments of 1,166 shares per month over the five year period subsequent to July 8, 1997. All Manning Two Restricted Shares vest only if Mr. Manning is still an employee of the Company on each vesting date. Dividends will be payable on the Manning Two Restricted Shares only to the extent that dividends are payable on the shares of Common Stock. In December 1998, the Compensation Committee reevaluated the restricted share agreements of Mr. Manning. Beginning on January 1, 1999, the restricted stock awards to Mr. Manning will vest in quarterly installments 45 days after the end of each fiscal quarter over a 20 year period. There will be an acceleration in the vesting upon the attainment of certain goals. The Manning Two Restricted Shares also become fully vested upon the occurrence of a change of control. As of December 31, 1998, the aggregate value of the Manning Two Restricted Shares (including unvested Manning Two Restricted Shares) was $918,218.

(13) Mr. Rouse served as Executive Vice President from October 1996 until December 1998, at which time he resigned his position with the Company.

(14) The dollar amount listed represents the closing market price on the date of the grant ($13.000) multiplied by the number of shares awarded. On May 21, 1997, Mr. Rouse was granted a contingent restricted stock award (the "Rouse One Award") under the Long-Term Incentive Plan covering 100,000 shares of Common Stock (the "Rouse One Restricted Shares"). During 1997, the threshold specified in the Rouse One Award was achieved, and the shares were subsequently issued. On August 26, 1997 100,000 Rouse One Restricted Shares were issued, which vest in equal increments of 1,666 shares per month over the five year period subsequent to August 26, 1997. All Rouse One Restricted Shares vest only if Mr. Rouse is still an employee of the Company on each vesting date. Dividends will be payable on the Rouse One Restricted Shares only to the extent that dividends are payable on the shares of Common Stock. The Rouse One Restricted Shares also become fully vested upon the occurrence of a change of control. On December 31, 1998, Mr. Rouse returned 73,333 of the Rouse One Restricted Shares, representing the unvested portion at the time of his departure with the Company.

(15) Includes options to purchase 200,000 shares of Common Stock which had been granted to Mr. Rouse in a prior year and which originally were exercisable at an exercise price of $14.5625 per share. On May 21, 1997 the Company repriced the exercise price for options to purchase 1,187,900 shares, including these options, at $12.9375 per share, which was the market price of the Common Stock at the date of the re-pricing.

(16) The dollar amount listed represents the closing market price on the date of the grant ($14.4375) multiplied by the number of shares awarded. On September 20, 1996, Mr. Rouse was granted a contingent restricted stock award (the "Rouse Two Award") under the Long-Term Incentive Plan covering 40,000 shares of Common Stock (the "Rouse Two Restricted Shares"). During 1997, the threshold specified in the Rouse Two Award was achieved, and the shares were subsequently issued. On July 8, 1997 40,000 Rouse Two Restricted Shares were issued, which vest in equal increments of 666 shares per month over the five year period subsequent to July 8, 1997. All Rouse Two Restricted Shares vest only if Mr. Rouse is still an employee of the Company on each vesting date. Dividends will be payable on the Rouse Two Restricted Shares only to the extent that dividends are payable on the shares of Common Stock. The Rouse Two Restricted Shares also become fully vested upon the occurrence of a change of control. On December 31, 1998, Mr. Rouse returned 28,667 of the Rouse Two Restricted Shares, representing the unvested portion at the time of his departure with the Company.

STOCK OPTION GRANTS

     The following table summarizes the grants of options during 1998 to Mr. Ruberg, Mr. Geiger, Mr. Manning, Ms. Kurlin, and Mr. Dignall and the value of these options at the end of 1998.

                             OPTION GRANTS IN 1998

                           INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                           -----------------
                      NUMBER OF        PERCENT                                 VALUE AT ASSUMED
                     SECURITIES   OF TOTAL OPTIONS                           ANNUAL RATES OF STOCK
                     UNDERLYING        GRANTED       EXERCISE                PRICE APPRECIATION FOR
                       OPTIONS     TO EMPLOYEES IN    PRICE     EXPIRATION        OPTION TERM
                                                                                 ------------
NAME                 GRANTED(#)         1998         ($/SH)       DATE         5%            10%
----                 ----------         ----         ------       ----         --            ---
David C. Ruberg              --           --             --           --           --          --

Trevor Dignall          150,000         4.95%        36.492    4/30/2008    3,442,443   8,723,827

James F. Geiger          30,000         0.99%       $34.625    7/28/2008      653,264   1,655,500

Patricia Kurlin          15,000         0.49%       $36.188    4/08/2008      341,372     865,103
                         40,000         1.32%       $18.188   11/23/2008      457,521    1,159488

Robert M. Manning        50,000         1.65%       $34.625    7/28/2008    1,088,774   2,759,167


     AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                     UNDERLYING             VALUE OF
                             SHARES                              UNEXERCISED OPTIONS      UNEXERCISED IN-
                            ACQUIRED                                  AT FISCAL        THE-MONEY OPTIONS AT
                               ON                  VALUE             YEAR END(#)       FISCAL YEAR END($)
                            EXERCISE              REALIZED          (EXERCISABLE/        (EXERCISABLE/
NAME                          (#)                   (1)             UNEXERCISABLE)        UNEXERCISABLE(2)
----                          ---                   ---             --------------        ----------------
David C. Ruberg                --                     --           584,688/ 305,312   10,085,868 / 5,266,632

Trevor Dignall                 --                     --            17,500/ 132,500           -- /        --

James F. Geiger             6,000                246,000           134,834/ 119,116    2,282,762 / 1,581,239

Patricia A. Kurlin             --                     --            39,332/  80,668      643,977 / 1,167,273

Robert M. Manning          17,170                661,045            81,662/ 161,168    1,336,806 / 1,989,512

Robert A. Rouse            22,000                951,500            83,332/  83,332   1,437,477 /         --


(1)  Based upon the market price on the date of each exercise.

(2)  Based on a year end closing price of $17.25 per share.

EMPLOYMENT AGREEMENTS

     Mr. Ruberg is employed as President, Chief Executive Officer and Chairman of the Board of the Company pursuant to an employment agreement dated as of May 1, 1993, as amended from time to time (the "Agreement"). The Agreement provides for a base salary and an annual performance-based bonus to be determined by the Compensation Committee. (See "Compensation Committee Report on Executive Compensation--Chief Executive Officer Compensation.") Either party may terminate the Agreement upon at least 15 days notice provided that, in the case of termination by the Company without cause, Mr. Ruberg is entitled to receive his base salary, together with health and insurance benefits, for either a 12 or 18 month period depending on certain factors set forth in the Agreement. Mr. Ruberg is subject to confidentiality and non-competition restrictions during the employment term and for a period of 18 months following the termination of his employment. The non-competition restrictions apply to Florida and to any other state into which the Company plans, within the year following termination, to provide its services. On May 5, 1993, Mr. Ruberg was granted a ten-year Option (the "Ruberg Option") to purchase 400,000 shares of Common Stock at an exercise price of $4.625 per share, exercisable as to 1/60 of the underlying shares on June 5, 1993 and 1/60 of the underlying shares on the fifth day of each subsequent month through May 5, 1998. Upon the occurrence of a change in control (as defined in the Ruberg Option), the unvested portion of the Ruberg Option will become fully vested. In addition, on November 8, 1994, June 7, 1995 and May 21, 1997, respectively, Mr. Ruberg was granted ten-year options to purchase up to 60,000, up to 70,000 and up to 400,000 shares of Common Stock at exercise prices of $5.125, $4.75 and $12.9375 per share, respectively; upon the occurrence of a change in control (as defined under the plans under which these options were granted), the unvested portion of these options will become fully vested.

     On January 26, 1996, Mr. Ruberg was granted a contingent restricted stock award (an "Award") covering 400,000 shares of Common Stock ("Restricted Shares"). Under the terms of the Award, Restricted Shares would be issued only if substantial specified increases in stockholder value were obtained by specified dates. Over the course of 1996, each of the three distinct thresholds specified in the Award were achieved, and the shares were subsequently issued. On May 22, 1996, 133,334 Restricted Shares were issued, which vest in equal increments of 2,222 shares per month over the five-year period subsequent to May 22, 1996. On July 3, 1996, 133,334 Restricted Shares were issued, which vest in equal increments of 2,222 shares per month over the five-year period subsequent to July 3, 1996. On September 13, 1996, 133,332 Restricted Shares were issued, which vest in equal increments of 2,222 shares per month over the five-year period subsequent to September 13, 1996. All Restricted Shares vest only if Mr. Ruberg is still an employee of the Company on each vesting date. Upon the occurrence of a change of control (as defined in the Award), the unvested portion of the issued Restricted Shares will become fully vested.

     Mr. Buyens is employed as Senior Vice President, Sales of the Company pursuant to a letter agreement dated January 11, 1999 (the "Buyens Letter"). The Buyens Letter provides for a base salary and an annual performance-based bonus to be determined by the Compensation Committee. [In the case of the termination of Mr. Buyens's employment by the Company without cause, Mr. Buyens is entitled to receive his base salary for a 12 month period.] Mr. Buyens was granted a ten-year Option (the "Buyens Option") to purchase 100,000 shares of Common Stock at an exercise price of $15.00 per share, exercisable as to 1/60 of the underlying shares on February 11, 1999 and 1/60 of the underlying shares on the eleventh day of each subsequent month through January 11, 2009. Upon the occurrence of a change in control, the unvested portion of the Buyens Option will become fully vested. At the same time, Mr. Buyens was granted a contingent restricted stock award covering 10,000 shares of Common Stock. Under the terms of the award, 5,000 of the restricted shares would be vested at the end of the first full year of employment and the remaining 5,000 shares vested at the end of the second full year of employment. Upon the occurrence of a change of control, the unvested portion of the issued restricted shares will become fully vested. Mr. Buyens can borrow an aggregate of $66,000 from the Company in connection with certain relocation expenses incurred by Mr. Buyens as a result of his commencement of employment with the Company. The aggregate amount borrowed by Mr. Buyens is forgiven ratably by the Company over the 12-month period commencing January 11, 1999. Pursuant to this arrangement, Mr. Buyens will be reimbursed for the payment of taxes on such relocation allowance.

     Mr. Dignall is employed as Senior Vice President, Human Resources of the Company pursuant to a letter agreement dated April 21, 1998 (the "Dignall Letter"). The Dignall Letter provides for a base salary and an annual performance-based bonus to be determined by the Compensation Committee. In the case of the termination of Mr. Dignall's employment by the Company without cause, Mr. Dignall is entitled to receive his base salary for a 12 month period and executive level outplacement services. Mr. Dignall was granted a ten-year Option (the "Dignall Option") to purchase 150,000 shares of Common Stock at an exercise price of $36.4920 per share, exercisable as to 1/60 of the underlying shares on May 30, 1998 and 1/60 of the underlying shares on the eleventh day of each subsequent month through April 30, 2008. Upon the occurrence of a change in control, the unvested portion of the Dignall Option will become fully vested. Mr. Dignall borrowed an aggregate of $116,556 from the Company in connection with certain relocation expenses incurred by Mr. Dignall as a result of his commencement of employment with the Company. The aggregate amount borrowed by Mr. Dignall is forgiven ratably by the Company over a 12-month period. Pursuant to this arrangement, Mr. Dignall will be reimbursed for the payment of taxes on such relocation allowance.

     Ms. Kurlin is employed as Senior Vice President, General Counsel of the Company pursuant to a letter agreement dated November 10, 1998 (the "Kurlin Letter"). The Kurlin Letter provides for a base salary and an annual performance-based bonus to be determined by the Compensation Committee. In the case of the termination of Ms. Kurlin's employment by the Company without cause, Ms. Kurlin is entitled to receive her base salary for a 12 month period and executive level outplacement services. Ms. Kurlin was granted a ten-year Option (the "Kurlin Option") to purchase 40,000 shares of Common Stock at an exercise price of $18.1875 per share, exercisable as to 1/60 of the underlying shares on December 23, 1998 and 1/60 of the underlying shares on the eleventh day of each subsequent month through November 23, 2008. These options are in addition to 80,000 options previously granted to Ms. Kurlin during her tenure with the Company.

     Mr. Manning is employed as Senior Vice President and Chief Financial Officer of the Company pursuant to a letter agreement dated August 27, 1996 (the "Manning Letter"). The Manning Letter provides for a base salary and an annual performance-based bonus to be determined by the Compensation Committee. (See "Compensation Committee Report on Executive Compensation--Annual Bonus.") In the case of the termination of Mr. Manning's employment by the Company without cause, Mr. Manning is entitled to receive his base salary for a 12 month period. At the same time, Mr. Manning was granted a ten-year Option (the "Manning Option") to purchase 170,000 shares of Common Stock at an exercise price of $15.375 per share, exercisable as to 1/60 of the underlying shares on September 27, 1996 and 1/60 of the underlying shares on the fifth day of each subsequent month through August 27, 2001. Upon the occurrence of a change in control, the unvested portion of the Manning Option will become fully vested. The exercise price for the Manning Option was reduced in May 1997 to $12.9375 per share. At the same time, Mr. Manning was granted a contingent restricted stock award covering 70,000 shares of Common Stock. Under the terms of the award, restricted shares would be issued only if a substantial specified increase in stockholder value were obtained by a specified date. The threshold has been achieved, and on July 8, 1997, 70,000 restricted shares were issued, which vest in equal increments over the five-year period subsequent to July 8, 1997. All restricted shares vest only if Mr. Manning is still an employee of the Company on each vesting date. Upon the occurrence of a change of control, the unvested portion of the issued restricted shares will become fully vested. On September 4, 1996, Mr. Manning borrowed an aggregate of $122,000 from the Company in connection with certain relocation expenses incurred by Mr. Manning as a result of his commencement of employment with the Company. The aggregate amount borrowed by Mr. Manning is forgiven ratably by the Company over the 12-month period commencing September 4, 1996. As of September 4, 1997, the relocation balance had been repaid in full. Pursuant to this arrangement, Mr. Manning will be reimbursed for the payment of taxes on such relocation allowance.

     In December 1998, the Compensation Committee reevaluated the restricted share agreements of Mr. Ruberg, Mr. Geiger, and Mr. Manning. Beginning on January 1, 1999, the restricted stock awards to Mr. Ruberg, Mr. Geiger and Mr. Manning will vest quarterly installments 45 days after the end of each fiscal quarter over a 20 year period. There will be acceleration in the vesting upon the attainment of certain goals. Upon the occurrence of a change of control, the unvested portion of the issued restricted shares will become fully vested.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Compensation Committee was comprised of Messrs. Baker and Knapp. No member of the Compensation Committee was at any time an officer or employee of the Company or any of its subsidiaries.

                             BENEFICIAL OWNERSHIP

     The following table sets forth, as of April 1, 1999, certain information with respect to (i) those persons or groups known to the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) each of the directors of the Company, including the nominee for director, (iii) the Company's executive officers named in the summary compensation table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                            AMOUNT AND NATURE        PERCENT OF
                                              OF BENEFICIAL         COMMON STOCK
        NAME OF BENEFICIAL OWNER                OWNERSHIP            OUTSTANDING
        ------------------------                ---------            -----------
Putnam Investments, Inc                           5,457,330(1)           11.0%
 One Post Office Square
 Boston, MA 02109

Massachusetts Financial Services Corp.            5,038,416(2)           10.2%
 500 Boylston Street
 Boston, MA 02116

FMR Corp                                          3,614,382(3)            7.3%
 82 Devonshire Street
 Boston, MA 02109

Wellington Management Co LLP                      3,539,023(4)            7.1%
 75 State St.
 Boston, MA 02109

Franklin Resources Inc.                           2,694,280(5)            5.4%
 777 Mariners Island Blvd.
 San Mateo, CA 94404

American Express Co.                              2,502,648(6)            5.1%
 200 Vesey St.
 New York, NY 10285

T. Rowe Price and Associates, Inc.                2,457,379(7)            5.0%
 100 E. Pratt St.
 Baltimore, MD 21202

David C. Ruberg                                     955,168(8)            1.9%
John C. Baker                                        79,086(9)              *
George F. Knapp                                      54,365(10)             *
Philip A. Campbell                                   26,000(11)             *
Pierce J. Roberts                                    13,668(12)             *
James F. Geiger                                     320,894(13)             *
Trevor Dignall                                       25,000(14)             *
Patricia Kurlin                                      44,832(15)             *
Robert M. Manning                                   220,062(16)             *

All executive officers and directors
  as a group (11 persons)                         1,745,741(17)           3.5%

*  Less than 1%

(1) Based upon information set forth in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 18, 1999.
(2) Based upon information set forth in a Schedule 13G filed with the SEC on February 11, 1999.
(3) Based upon information set forth in a Schedule 13G filed with the SEC on February 1, 1999.
(4) Based upon information set forth in a Schedule 13G filed with the SEC on February 8, 1999.
(5) Based upon information set forth in a Schedule 13G filed with the SEC on January 27, 1999.
(6) Based upon information set forth in a Schedule 13G filed with the SEC on January 29, 1999.
(7) Based upon information set forth in a Schedule 13G filed with the SEC on February 12, 1999.

(8) Includes 206,664 shares subject to certain vesting requirements under the Award and 611,168 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 278,832 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(9) Includes 50,558 shares of Common Stock and 28,528 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 1,142 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(10) Includes 7,938 shares of Common Stock and 46,427 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 1,143 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(11) Includes 26,000 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter.

(12) Includes 5,000 shares of Common Stock and 8,668 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 213,332 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(13) Includes 129,060 shares of Common Stock, 44,000 shares subject to certain vesting requirements under their awards and 147,834 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 106,166 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(14) Includes 25,000 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 125,000 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(15) Includes 44,832 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 75,168 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(16) Includes 31,233 shares of Common Stock, 94,167 shares subject to certain vesting requirements under their awards and 94,662 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 148,168 shares subject to options that are not exercisable within 60 days of April 1, 1999.

(17) Includes 198,726 shares of Common Stock subject to certain vesting requirements under awards, 152,339 shares of Common Stock and 1,039,785 shares subject to options exercisable as of April 1, 1999 or within 60 days thereafter. Excludes 1,082,285 shares subject to options that are not exercisable within 60 days of April 1, 1999.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company made advances to Mr. Dignall in connection with certain relocation expenses incurred by Mr. Dignall as a result of his commencement of employment with the Company. Since April 30, 1998 the largest amount outstanding was $116,278. The aggregate amount borrowed by Mr. Dignall is forgiven ratably by the Company over a 12-month period. Pursuant to this arrangement, Mr. Dignall will be reimbursed for the payment of taxes on such relocation allowance. As of April 1, 1999, $58,278.72 of this loan was forgiven.

     The Company made advances to Mr. Ruberg for the payment of taxes resulting from the vesting of Restricted Stock Awards issued pursuant to the Long-Term Incentive Plan. The largest amount outstanding at any time since January 1, 1998 was $566,511. All advances have been paid in full.

     The Company made advances to Mr. Geiger for the payment of taxes resulting from the vesting of Restricted Stock Awards issued pursuant to the Long-Term Incentive Plan. The largest amount outstanding at any time since January 1, 1998 was $79,374. All advances have been paid in full.

     The Company made advances to Mr. Manning for the payment of taxes resulting from the vesting of Restricted Stock Awards issued pursuant to the Long-Term Incentive Plan. The largest amount outstanding at any time since January 1, 1998 was $143,814. All advances have been paid in full.

     The Company made advances to Mr. Rouse for the payment of taxes resulting from the vesting of Restricted Stock Awards issued pursuant to the Long-Term Incentive Plan. The largest amount outstanding at any time since January 1, 1998 was $109,013. All advances have been paid in full.

     The Company is party to a consulting agreement with Mr. Roberts, a director of the Company (the "Consulting Agreement"). Under the Consulting Agreement, Mr. Roberts provides consulting services at the request of the chief executive officer of the Company with respect to stockholder value enhancement, strategic planning, corporate finance, and other matters regarding the Company and its subsidiaries. As compensation, Mr. Roberts was issued two stock options pursuant to the Long-Term Incentive Plan, each covering 100,000 shares of common stock, at an exercise price of $23 3/16 per share.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative stockholder return on the Common Stock since December 31, 1993 with the cumulative total return on the NASDAQ Stock Market Index and NASDAQ Telecommunications Industry Index over the same period (assuming an investment of $100 in the Common Stock, the NASDAQ Stock Market and NASDAQ Telecommunications Stocks on December 31, 1993, and reinvestment of all dividends).


                             [GRAPH APPEARS HERE]

                                      12/93          12/94          12/95          12/96          12/97          12/98
-----------------------------------------------------------------------------------------------------------------------------------
Intermedia Communications             $ 100          $ 115          $ 171          $ 251          $ 593           $ 337
                                      ---------------------------------------------------------------------------------------------
NASDAQ Stock Market                   $ 100          $  98          $ 137          $ 169          $ 207           $ 290
                                      ---------------------------------------------------------------------------------------------
NASDAQ Telecommunications Stock       $ 100          $  84          $ 113          $ 117          $ 166           $ 271
-----------------------------------------------------------------------------------------------------------------------------------


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on review of the copies of reports furnished to the Company during 1998, all of it officers, directors and greater than ten-percent beneficial holders have complied with all applicable Section 16(a) filing requirements.

                                 PROPOSAL TWO:

                 INCREASE THE NUMBER OF SHARES AUTHORIZED FOR
               ISSUANCE UNDER THE COMPANY'S LONG TERM INCENTIVE
                PLAN FROM 9,000,000 SHARES TO 10,000,000 SHARES

PROPOSED AMENDMENT

     In April 1999, the Board adopted, subject to stockholder approval, an amendment (the "Plan Amendment") to the Company's Long-Term Incentive Plan, as amended (the "Plan"), increasing the aggregate number of shares of Common Stock authorized for issuance under the Plan from 9,000,000 to 10,000,000. Based on the recommendation of the Compensation Committee, the Board believes that options and other stock awards have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of April 1, 1999, options to purchase an aggregate of 6,404,020 shares of Common Stock were issued and outstanding under the Plan, and 1,383,818 shares of Common Stock remained available for future grants of options. In addition, as of April 1, 1999, options to purchase an aggregate of 1,407,400 shares of Common Stock having an aggregate market value of $36,064,625 were issued and outstanding under the Company's 1992 Stock Option Plan.

     If the Plan Amendment is approved, the Plan would cover an aggregate of 10,000,000 shares of Common Stock having an aggregate market value, as of April 1, 1999, of $256,250,000 and after taking into account awards made under the Plan through April 1, 1999, an aggregate of 2,383,818 shares having an aggregate market value as of April 1, 1999 of $61,085,336 would be available for future issuance.

     The Board believes that the increase in authorized shares is necessary to enable it to continue to make awards under the Plan to attract and retain key employees. The affirmative vote of a majority of shares of Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting is required for approval of the Plan Amendment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PLAN AMENDMENT

DESCRIPTION OF LONG-TERM INCENTIVE PLAN

GENERAL

     The Plan was adopted in 1996, as amended in 1997 and 1998, provides for the grant of options to acquire an aggregate of 9,000,000 shares of Common Stock (10,000,000 after approval of the Plan Amendment to employees, officers or directors of, or consultants to, the Company or its subsidiaries. The Plan authorizes the Board to issue incentive stock options ("ISOs") as defined in
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that do not conform to the requirements of that Code section ("Non-ISOs"), stock appreciation rights ("SARs") and restricted stock. Officers, directors and consultants who are not also employees of the Company or any subsidiary thereof may only be granted Non-ISOs. As of April 1, 1999, the Company had granted the following awards under the Plan: options to purchase 1,115,000 shares and contingent restricted stock awards of 600,000 shares to the current executive officers, options to purchase 300,000 shares to the current directors who are not executive officers (including options to purchase 248,000 shares to the nominees for director) and options to purchase 4,358,327 shares to all employees and officers other than the current executive officers.

     The Compensation Committee administers the Plan and has full power and authority take any and all other actions deemed necessary or desirable for the proper administration of the Plan and the effectuation of its purposes. The Compensation Committee has authority to select those employees, officers, and consultants whose performances it determines significantly promote the success of the Company to receive discretionary awards under the Plan, grant the awards, interpret and determine all questions of policy with respect thereto, and adopt rules, regulations, agreements and instruments deemed necessary for its proper administration.

     AWARDS

     Non-Qualified and Incentive Stock Options. Options may be granted under the Plan. Awards may be ISOs or Non-ISOs. The exercise price of options will be set by the Compensation Committee and stated in the option agreement and may not be less than 100% of fair market value of the underlying shares on the date of grant. The exercise price may be paid in cash or by delivery of the Company's Common Stock or pursuant to a broker-assisted "cashless exercise" program if established by the Company. Such a program would enable an optionee to finance through an independent broker the exercise of his or her option and then either sell the shares of Common Stock underlying the option or hold them in an account with the broker who financed the exercise of such option. Options may also contain a stock appreciation right permitting the recipient to receive the difference between exercise price per share and the market value on the date of surrender.

     Restricted Stock. Awards of Common Stock granted under the Plan may be subject to forfeiture until such restrictions, terms and conditions as the Compensation Committee may determine lapse or are fulfilled, as the case may be. Grants may consist of newly issued Common Stock, Common Stock held in treasury or a combination thereof. The Compensation Committee will determine how the price for the Common Stock, if any, may be paid. Generally a participant obtaining a restricted stock award will have all the rights of a shareholder while the Common Stock is subject to restrictions, including the right to vote the Common Stock and to receive dividends. Restricted Common Stock will be issued in the name of the participant and held in escrow until any applicable restrictions lapse or terms and conditions are fulfilled, as the case may be. Until the restrictions are eliminated, restricted Common Stock may not be transferred.

     Dividend Equivalent Award. The Compensation Committee may grant an award that represents the right to receive a dividend or its equivalent with respect to any new or previously existing award, which will entitle the recipient to receive at the time of settlement an amount equal to the actual dividends paid on the Common Stock delivered to the recipient, calculated from the date of award and accounted for as if reinvested in Common Stock on the dividend payment dates. This type of award may be paid in the form of Common Stock, cash or a combination of both.

     Stock Appreciation Rights. The Compensation Committee may award SARs, which may or may not be granted together with Options, under the Plan. Generally SARs permit the holder thereof to receive an amount (in cash, Common Stock or a combination thereof) equal to the number shares of Common Stock with respect to which SARs are exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price. In general, the exercise of any portion of the SARs or any related option will cause a corresponding reduction in the number of shares of Common Stock remaining subject to SARs and related option.

     Other Stock Based Awards. The Compensation Committee may grant Common Stock or other Common Stock based awards that are related to or similar to the awards described above.

     Formula Awards. The Plan provides automatic grants to Non-Employee Directors of the Company pursuant to a formula. The Plan provides that each member of the Board who is not, on the date on which any option is to be granted to such member pursuant to the formula, an employee (a "Non-Employee Director") will be granted options in accordance with the following formula: (i) an option to acquire 20,000 shares of Common Stock will be granted on the Grant Date (defined below) at the Exercise Price (defined below), which option will become exercisable, so long as the Non-Employee Director continues to be a member of the Board, as to one-third of the shares on the January 1 next following the Grant Date and an additional one-third of the shares on each January 1 thereafter; and (ii) an option to acquire 2,000 shares of Common Stock will be granted on the Grant Date and on each anniversary thereof at the Exercise Price, which options will be exercisable immediately upon grant. In the event a Non-Employee Director fails to attend at least 75% of the Board meetings in any calendar year commencing with calendar year 1996, such person automatically forfeits his right to exercise that portion of the option provided for in clause
(i) above that would have otherwise become exercisable on the next following January 1 which portion shall cease to be of any force or effect. For purposes of the formula, "Grant Date" means with respect to each Non-Employee Director the earlier of the date the Plan is approved by both the Board and the shareholders) or the date of his or her election to the Board and "Exercise Price" means (x) the closing market price of the Common Stock on the Grant Date, or, if there were no sales on such date, then the next preceding date on which such closing market price was recorded, with respect to each option granted pursuant to clause (i) above and (y) the closing market price of the Common Stock on each date of grant (or if there were no sales on such date, then on the next preceding date on which such closing market price was recorded) with respect to options granted pursuant to clause (ii) above. Options granted pursuant to the formula expire and cease to be of any force or effect on the earlier of the fifth anniversary of the date any such option was granted or the first anniversary of the date on which an optionee ceases to be a member of the Board.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code, and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

     The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act (ERISA), nor is it qualified under Section 401(a) of the Code.

     Non-Incentive Stock Options. If an option is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a stock option will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

     Incentive Stock Options. If an ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax. The disposition of shares acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Common Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

     Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the Plan will be includible in the holder's ordinary income and the Company will be entitled to a deduction for such amount.

     Restricted Shares. If restricted shares are awarded in accordance with the terms of the Plan, no income will be recognized by such holder at the time such award is made. A Plan participant who is awarded restricted shares will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor, except that the holder may elect to include in his ordinary income, as compensation, at the time the restricted shares are first issued the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. Absent the making of the election referred to in the preceding sentence, any cash dividends or other distributions paid with respect to restricted shares prior to lapse of the applicable restriction will be includible in the holder's ordinary income as compensation at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the holder realizes compensation income.



                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, at which time such representative will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999 requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, such appointment will be reconsidered by the Audit Committee of the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to submit proposals for inclusion in the Proxy Statement for the Company's Annual Meeting to be held in 2000 must comply with and meet the requirements of Regulation 14A-8 of the Securities Exchange Act of 1934, as amended, which requires, among other things that any proposal be received by the Company at the Company's principal executive office, 3625 Queen Palm Drive, Tampa, Florida 33619, Attention: Secretary, on December 14, 1999.



                                 OTHER MATTERS

     The Company knows of no matters other than the matters described above which will be presented at the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, the persons voting the proxies will vote them as they deem in the best interest of the Company.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                     Robert M. Manning
                                                        Secretary


April 13, 1999